UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 and 15(d) of the

Securities Exchange Act of l934

March 20, 2007

Date of report (Date of earliest event reported)

Avicena Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-51610	04-3195737
(Commission File Number)	(IRS Employer Identification No.)

228 Hamilton Avenue, Third Floor, Palo Alto, California 94301

(Address of Principal Executive Offices) (Zip Code)

(415) 397-2880

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

To obtain increased funding for its ongoing operations, on March 20, 2007, Avicena Group, Inc. (the “Company”) entered into a Convertible Promissory Note in the amount of up to Three Million Five Hundred Thousand Dollars ($3,500,000) (the “Note”) and, on March 22, 2007, a Registration Rights Agreement (the “Registration Rights Agreement”), with The Biotechnology Ventures (III) Capital Trust, an accredited investor (the “Investor”). The Note replaces an earlier convertible promissory note dated April 21, 2006 in the amount of up to Two Million Dollars ($2,000,000).

The Note bears interest at 8% and matures on March 31, 2009 or March 31, 2010, which maturity date will be selected at the discretion of the Investor in writing prior to the first advance on the Note. The Investor may, at its option, elect to convert all or any portion of outstanding principal balance into shares of common stock of the Company (the “Common Stock”) at a conversion rate of $5.00 per share, subject to adjustment in case of stock dividend, stock split, any recapitalization, reorganization, reclassification, consolidation or merger. The conversion rate also adjusts when the Company issues Common Stock at a price below the then conversion rate. Interest on the Note which is due and payable quarterly, commencing on July 1, 2007, is also convertible into Common Stock at the election of the Investor.

Under the Registration Rights Agreement, within 120 days after Investor’s conversion of an aggregate of at least $1,500,000 in unpaid accrued interest and principal pursuant to the Note, the Company is obligated to file with the Securities and Exchange Commission (the “SEC”) a shelf registration statement covering the resale of the Common Stock. The Company will use its commercially reasonable efforts to cause the registration statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event not later than the earlier of (a) the 180th calendar day following the closing date and (b) the fifth trading day following the date on which the Company is notified by the SEC that the registration statement will not be reviewed or is no longer subject to further review and comments. The Company is also obligated to use its commercially reasonable efforts to keep such registration statement continuously effective under the Securities Act of 1933, as amended, until the date which is two years after the closing date or such later date when all registrable securities covered by the registration statement have been sold pursuant to the registration statement or an exemption from the registration requirements of the Securities Act or may be sold pursuant to Rule 144(k) under the Securities Act.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description
10.1	Convertible Promissory Note by and between the Company and the Investor dated as of March 20, 2007.

10.2	Registration Rights Agreement by and between the Company and the Investor dated as of March 22, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVICENA GROUP, INC.

Date: March 26, 2007	By:	/s/Belinda Tsao Nivaggioli
Belinda Tsao Nivaggioli
Chief Executive Officer/Principal Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Convertible Promissory Note by and between the Company and the Investor dated as of March 20, 2007.

10.2	Registration Rights Agreement by and between the Company and the Investor dated as of March 22, 2007.

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